UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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[ ]	Definitive Proxy Statement
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[ ]	Soliciting Material Under Rule 14a-12

ENTERPRISE FINANCIAL SERVICES CORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ENTERPRISE FINANCIAL SERVICES CORP

150 NORTH MERAMEC AVE
CLAYTON, MISSOURI 63105

IMPORTANT NOTICE:
ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, MAY 6, 2020

The following Notice of Change in Location of Annual Meeting of Shareholders (the “Notice”) amends the original notice included in the Proxy Statement (the “Proxy Statement”) of Enterprise Financial Services Corp (“EFSC” or the “Company”), dated March 25, 2020, furnished to EFSC shareholders in connection with the solicitation of proxies by EFSC’s Board of Directors for use at the Annual Meeting of Shareholders to be held on Wednesday, May 6, 2020 (the “Annual Meeting”). The purpose of the Notice is to announce a change in the location of the Annual Meeting to a virtual meeting format only, via webcast.
The Notice is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 15, 2020.
THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE IN LOCATION OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Enterprise Financial Services Corp:
Due to the public health and safety concerns related to the COVID-19 pandemic and to support the health and well-being of our shareholders, employees, and communities, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Enterprise Financial Services Corp (“EFSC”) has been changed.
As previously announced, the Annual Meeting will be held on Wednesday, May 6, 2020 at 5:00 pm, Central Daylight Time. The Annual Meeting will be held in a virtual meeting format only, via webcast at www.virtualshareholdermeeting.com/EFSC2020. You will not be able to attend the Annual Meeting physically in person. While we are not certain of the impact or longevity of COVID-19, we currently expect to resume in-person annual meetings beginning with our 2021 annual meeting of shareholders.
Additional Information
As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder of record at the close of business on March 12, 2020, the record date. Whether or not you plan to attend the virtual Annual Meeting, we strongly urge you to vote in advance of the Annual Meeting by one of the methods described in the proxy materials previously distributed. Please review our proxy materials prior to voting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and format and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already voted, we thank you for taking the time to exercise your right to make your voice heard.
Additional Information About the Virtual Annual Meeting
Attendance and Participation
Our virtual Annual Meeting will be conducted on the internet via webcast. You will be able to participate online by visiting www.virtualshareholdermeeting.com/EFSC2020. Shareholders will be able to vote their shares electronically during the Annual Meeting.
To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card, voting instruction form or notice of internet availability. The Annual Meeting will begin promptly at 5:00 pm, Central Daylight Time. We encourage you to access the Annual Meeting prior to the start time. The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. The platform includes functionality that affords shareholders the same meeting participation rights and opportunities they would have at an in-person meeting. Participants should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.
Shareholder List
The list of our shareholders of record will be available for viewing by shareholders during the Annual Meeting for any purpose germane to the meeting at www.virtualshareholdermeeting.com/EFSC2020.
Our Proxy Statement and 2019 Annual Report are available online at www.proxyvote.com and on our investor relations page on our website at www.enterprisebank.com.